UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At Dana Holding Corporation’s (“Dana”) Annual Meeting of Shareholders held on April 28, 2016 (the “Annual Meeting”), shareholders considered three proposals that are described in more detail in Dana’s definitive proxy statement dated March 11, 2016 for the Annual Meeting of Shareholders. There were 148,840,204 shares of Dana common stock eligible to vote at the meeting. Each of the proposals was considered and approved by the requisite majority of votes cast or represented.

The vote results detailed below represent final results as certified by the Inspector of Elections:

PROPOSAL I - Election of seven directors for a one-year term expiring in 2017 or upon the election and qualification of their successors:

	FOR	WITHHOLD	BROKER NON-VOTE
James K. Kamsickas	134,079,932	638,358	4,936,033
Virginia A. Kamsky	133,757,137	961,153	4,936,033
Terrence J. Keating	133,684,877	1,033,413	4,936,033
R. Bruce McDonald	132,990,493	1,727,797	4,936,033
Joseph C. Muscari	127,016,967	7,701,323	4,936,033
Mark A. Schulz	134,088,012	630,278	4,936,033
Keith E. Wandell	132,986,619	1,731,671	4,936,033

PROPOSAL II - Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

105,259,129	29,398,055	61,106	4,936,033

PROPOSAL III - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016:

FOR	AGAINST	ABSTAIN

139,164,145	463,457	26,721

PROPOSAL IV – Consideration of a shareholder proposal regarding proxy access:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

46,424,509	88,213,370	80,411	4,936,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: May 2, 2016	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Senior Vice President, General Counsel and Secretary

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